Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements have been prepared in accordance with guidelines specified by Article 11 of Regulation S-X. Specifically, the Unaudited Combined Statements of Operations for the twelve months ended December 31, 2014 and the six months ended June 30, 2015, have been prepared as if the offering of our 6.00% Convertible Senior Notes due 2021, the use of the net proceeds therefrom, the entry by Xtant Medical Holdings, Inc., formerly known as Bacterin International Holdings, Inc. (“Xtant”), into an amended and restated credit agreement, which replaced its existing credit agreement, the extinguishment of X-spine Systems, Inc.’s (“X-spine”) revolving line of credit and the combination of Xtant and X-spine occurred on January 1, 2014, and include all adjustments that (i) are deemed to be directly attributable to the transactions and (ii) are factually supportable. The Unaudited Combined Balance Sheet as of June 30, 2015 has been prepared as if these transactions occurred as of June 30, 2015 and include all adjustments that (a) are deemed to be directly attributable to the transactions, (b) have a continuing impact on our financial statements, and (c) are factually supportable.

The transactions are more fully described in Note 1 hereto. The pro forma adjustments are based upon various estimates and assumptions that our management believes are reasonable and appropriate given the currently available information. Use of different estimates and judgments could yield different results.

The unaudited pro forma financial statements do not reflect any future operating efficiencies, associated cost savings or possible integration costs that may occur related to the combination of Xtant and X-spine.

The unaudited pro forma financial statements do not purport to reflect our results of operations or financial position that would have occurred had we operated as a public company or as a group of companies during the periods presented. The unaudited pro forma financial statements should not be relied upon as being indicative of our financial condition or results of operations had the transactions occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of Xtant, appearing in Xtant’s public filings available on www.sec.gov, and X-spine, appearing elsewhere in this Current Report on Form 8-K and in our Current Report on Form 8-K filed July 28, 2015.

XTANT MEDICAL HOLDINGS, INC.
Unaudited Pro Forma Combined Statements of Operations

	For the Twelve Months Ended December 31, 2014
	Bacterin	X-Spine Systems Inc.	Pro Forma Adj's			Pro Forma
Revenue
Tissue and Medical Device Sales	$34,569,160	$42,144,675	$			$76,713,835
Royalties and other	762,652	68,343				830,995
Total Revenue	35,331,812	42,213,018		0		77,544,830

Cost of sales	13,034,314	14,488,855				27,523,169

Gross Profit	22,297,498	27,724,163		0		50,021,661

Operating Expenses
General and administrative	8,886,972	4,731,252				13,222,774
				(395,450	)(a)
Sales and marketing	16,912,865	15,865,370				32,778,235
Research and development	1,443,018	2,140,450				3,583,468
Depreciation and amortization	271,748			395,450	(a)	4,630,917
				3,963,719	(b)
Impairment of Assets	912,549					912,549

Non-cash consulting expense	135,075			-		135,075
Total Operating Expenses	28,562,227	22,737,072		3,963,719		55,263,018

Income (Loss) from Operations	(6,264,729)	4,987,091		(3,963,719)		(5,241,357)

Other Income (Expense)
Interest expense	(5,660,357)	(593,593)		(10,920,554	)(c)	(10,920,554)
				6,253,950	(d)
Change in warrant derivative liability	1,736,053			-		1,736,053

Other income (expense)	(318,836)					(318,836)

Total Other Income (Expense)	(4,243,140)	(593,593)		(4,666,604)		(9,503,337)

Net Gain (Loss) from Operations Before (Provision) Benefit for Income Taxes	$(10,507,869)	$4,393,498		$(8,630,323)		$(14,744,694)
Current		(112,337)				(112,337)
Deferred

Net Income (Loss)	$(10,507,869)	$4,281,161		$(8,630,323)		$(14,857,031)

Net loss per share:
Basic	$(1.76)					$(1.46)
Dilutive	$(1.76)					$(1.46)

Shares used in the computation:
Basic	5,954,195			4,242,655	(e)	10,196,850
Dilutive	5,954,195			4,242,655	(e)	10,196,850

XTANT MEDICAL HOLDINGS, INC.
Unaudited Pro Forma Combined Statements of Operations

	For the Six Months Ended June 30, 2015
	Bacterin	X-Spine Systems Inc.	Pro Forma Adj's			Pro Forma
Revenue
Tissue and Medical Device Sales	$19,009,956	$23,875,991	$			$42,885,947
Royalties and other	385,773	78,765				464,538
Total Revenue	19,395,729	23,954,756				43,350,485

Cost of sales	6,847,766	8,503,778				15,351,544

Gross Profit	12,547,963	15,450,978				27,998,941

Operating Expenses
General and administrative	4,824,300	3,236,646				7,878,508
				(182,438	)(a)
Sales and marketing	9,749,249	9,145,080				18,894,329
Research and development	724,732	1,101,627				1,826,359
Depreciation and amortization	224,774	-		182,438	(a)	2,638,838
				2,231,626	(b)
Non-cash consulting expense	140,869	-		-		140,869
Total Operating Expenses	15,663,924	13,483,353		2,231,626		31,378,903

Gain (Loss) from Operations	(3,115,961)	1,967,625		(2,231,626)		(3,379,962)

Other Income (Expense)
Interest expense	(2,819,220)	(166,459)		(5,992,052	)(c)	(5,992,052)
				2,985,679	(d)
Change in warrant derivative liability	(476,289)	-		-		(476,289)
Non-cash consideration associated stock agreement	(558,185)	-		-		(558,185)
Other income (expense)	(103,126)					(103,126)
Total Other Income (Expense)	(3,956,820)	(166,459)		(3,006,373)		(7,129,652)

Net Gain (Loss) from Operations Before (Provision) Benefit for Income Taxes	$(7,072,781)	$1,801,166		$(5,237,999)		$(10,509,614)

Benefit (Provision) for Income Taxes
Current		(11,143)		-		(11,143)
Deferred				-		-

Net Income (Loss)	$(7,072,781)	$1,790,023		$(5,237,999)		$(10,520,757)
Net loss per share:

Basic	$(1.02)					$(0.94)
Dilutive	$(1.02)					$(0.94)

Shares used in the computation:
Basic	6,914,698			4,242,655	(e)	11,157,353
Dilutive	6,914,698			4,242,655	(e)	11,157,353

XTANT MEDICAL HOLDINGS, INC.
Unaudited Pro Forma Combined Balance Sheet

	As of June 30, 2015
	Bacterin	X-Spine Systems Inc.	Combined before Adj's	Pro Forma Adj's		Pro Forma
Current Assets:
Cash and cash equivalents	2,026,108	3,000	2,029,108			7,680,874
				5,651,766	(a)
Trade accounts receivable	5,574,285	6,972,764	12,547,049			12,547,049
Inventories, net	9,392,150	12,861,550	22,253,700			22,253,700
Prepaid and other current assets	1,033,605	204,167	1,237,772	(223,410	)(b)	1,464,688
				120,663	(c)
				329,663	(d)
Total Current Assets	18,026,148	20,041,481	38,067,629	5,878,681		43,946,310

Non-current inventories	1,839,971	0	1,839,971			1,839,971
Property and equipment, net	4,430,038	7,533,106	11,963,144			11,963,144
Intangible assets, net	609,348	648,882	1,258,230	(648,882	)(e)	43,802,848
				43,193,500	(f)

Goodwill	0	0	0	22,816,088	(f)	22,816,088
Other Assets	1,446,515	0	1,446,515	(744,698	)(b)	2,203,118
				(300,000	)(n)
				482,651	(c)
				1,318,651	(d)
Total Assets	$26,352,020	$28,223,469	$54,575,489	71,995,990		$126,571,479

Liabilities + Equity
Accounts payable	4,577,488	3,435,848	8,013,336			8,013,336
Accounts payable - related party	293,565	267,249	560,814			560,814
Accrued liabilities	2,399,599	2,164,179	4,563,778			4,563,778
Warrant derivative liability	1,796,660	0	1,796,660			1,796,660
Current portion of capital lease obligations	42,761	0	42,761			42,761
Current portion of royalty liability	1,169,500	0	1,169,500	(1,169,500	)(b)	0
Current portion of long-term debt	52,374	0	52,374			52,374
Current Liabilities	10,331,947	5,867,276	16,199,223	(1,169,500)		15,029,723

Capital lease obligation, less current portion	37,496	0	37,496			37,496
Long term royalty liability, less current portion	6,139,374	0	6,139,374	(6,139,374	)(b)	0
Long-term debt, less current portion	21,691,674	0	21,691,674	42,000,000	(h)	43,247,713
				(24,000,000	)(h)
				(700,000	)(b)
				4,256,039	(b)
Revolving Line of Credit	0	12,867,606	12,867,606	(12,867,606	)(g)	0
Convertible Long Term Debt	0	0	0	65,000,000	(i)	65,000,000

Long Term Liabilities	27,868,544	12,867,606	40,736,150	67,549,060		108,285,210

Total Liabilities	$38,200,491	$18,734,882	$56,935,373	66,379,560		$123,314,933

Preferred stock, par value	-		0	0	(j)	0
Common stock, par value	7	1,100,000	1,100,007	4	(k)	11
				(1,100,000	)(j)
Additional paid-in capital	66,091,741	350,000	66,441,741	14,849,289	(k)	80,941,030

				(350,000	)(j)

Accumulated deficit	(77,940,219)	8,038,587	(69,901,632)	(8,038,587	)(j)	(77,684,494)
				2,784,726	(l)
				(2,529,001	)(m)
Total Stockholders' Equity	(11,848,471)	9,488,587	(2,359,884)	5,616,430		3,256,546

Total Liabilities and Equity	$26,352,020	$28,223,469	$54,575,489	71,995,990		$126,571,479

Note 1 – Basis of Pro Forma Presentation

For purposes of pro forma presentation, the acquisition date of X-spine Systems, Inc. is assumed to be the following for each of the respective financial statements.

•	Unaudited Combined Statement of Operations for the twelve months ended December 31, 2014 and the six months ended June 30, 2015 – Acquisition Date January 1, 2014
•	Unaudited Combined Balance sheet as of June 30, 2015 – Acquisition Date June 30, 2015

In conjunction with the acquisition of X-spine, the following equity and debt instruments were issued.

•	4,242,655 common shares of Bacterin International Holdings, Inc.
•	$42,000,000 in long term debt; maturity July 2020, interest rate of 14% plus LIBOR (minimum 1%)
•	$65,000,000 in convertible debt; maturity July 2021, interest rate of 6%

Note: The issuance of the $42,000,000 in long term debt replaces the Company’s existing long term debt of $24,000,000 for an incremental increase of $18,000,000.

For purposes of these unaudited pro forma condensed combined financial statements, it has been assumed that the proceeds associated with Long Term Debt and Convertible Long Term Debt instruments have been received as of the Acquisition Date(s).

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities of the Seller have been adjusted to their fair values as of June 30, 2015.

Fair Values as of June 30,2015

X-spine Tangible Assets		$27,574,587
X-spine Tangible Liabilities		(5,867,276)
Net Tangible Assets		21,707,311

Goodwill		22,816,088
Identifiable intangible assets
Tradename	4,543,300
Technology	28,698,700
Non-Compete	40,500
Customer Relationship	9,911,000	43,193,500

Cash	72,867,606
Stock	14,849,293
Consideration - Stock and Cash		$87,716,899

A fair market value of $21.7 million has been assigned to net tangible assets acquired. The difference between the fair market value of the net tangible assets and the consideration given have been allocated between Identifiable intangible assets (technology, trademarks, customer relationships and non-compete agreements) which will be amortized over three (3) to fourteen (14) years and Goodwill which in accordance with the ASC No. 805 Business Combinations will not be amortized but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment.

Acquisition-related costs are estimated to be $2.5 million for the period ended June 30, 2015.

Note 2 – Pro Forma Presentation Adjustments and Assumptions

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Combined Balance Sheet

a)	To record cash and cash equivalents which is the excess of consideration given less net term debt, convertible debt and equity instruments issued.
b)	To eliminate the Long term debt discount, royalty liability and debt penalty fee associated with the extinguishment of the prior long term debt instrument.
c)	To record that portion of the third party fees incurred in conjunction with the acquisition of X-spine associated with the issuance with the modification and amendment of the existing long term debt instrument.
d)	To record that portion of the third party fees incurred in conjunction with the acquisition of X-spine associated with the convertible debt instrument classified as part of long term debt.
e)	To eliminate the historical intangible assets of the Seller.
f)	To record the Identifiable intangible assets and Goodwill associated with the acquisition of X-spine.
g)	To record the extinguishment of the Revolving Line of Credit which will be paid off with the issuance of new debt associated with the acquisition of X-spine.
h)	To record the issuance of the extinguishment and issuance of the modification and amendment of the existing long term debt instrument associated with the acquisition of X-spine.
i)	To record the issuance of the convertible long term debt instrument classified as part of long term debt.
j)	To eliminate the Seller’s portion of Stockholders’ equity.
k)	To record the values associated with common stock and additional paid in capital associated with the 4,242,655 shares of common stock issued to the Seller as part of the consideration for X-spine.

l)	To record the gain associated with the extinguishment of the long term debt instrument associated with the modification and amendment of the existing long term debt instrument
m)	To record that portion of the third party fees incurred in conjunction with the acquisition of X-spine a portion of which had been recorded as part of prepaid expenses.
n)	To eliminate those prepaid expenses related to the third party fees incurred in conjunction with the acquisition of X-spine.

Pro Forma Adjustments to the Combined Statements of Operations

a)	To reclassify amortization and depreciation from General and administrative expense to Depreciation and amortization expense which is the financial reporting presentation used by Bacterin for the six months ending June 30, 2015 and for the twelve months ending December 31, 2014.
b)	To record the amortization of Identifiable intangible assets expense for the six months ending June 30, 2015 and for the twelve months ending December 31, 2014.
c)	To record the interest expense associated with the issuance of modified and amended existing debt and of the convertible debt instruments associated with the acquisition of X-spine for the six months ending June 30, 2015 and for the twelve months ending December 31, 2014.
d)	To reverse out the interest expense associated with the prior term debt instrument and revolving line of credit which has been extinguished with the issuance of the modified and amended existing long term debt and of the new convertible debt instruments associated with the acquisition of X-spine for the six months ending June 30, 2015 and for the twelve months ending December 31, 2014.
e)	To reflect the common stock shares issued as consideration for the acquisition.